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Exhibit 23.4

Consent of L.E.K. Consulting LLC

        L.E.K. Consulting LLC ("L.E.K.") hereby consents to the use of L.E.K.'s name and the statements attributed to L.E.K. in Amendment No. 2, dated August 5, 2011, to the Registration Statement of CPG International Inc. on Form S-1, dated April 22, 2011, and all further amendments to such Registration Statement, provided that any modifications to the use of L.E.K.'s name or the statements attributed to L.E.K. in such Registration Statement shall be subject to the prior consent of L.E.K.

L.E.K. CONSULTING LLC
By:	/s/ Shuba Satyaprasad
Name:	Shuba Satyaprasad
Title:	General Counsel

Date: August 5, 2011
            Boston, MA

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  Exhibit 23.4
Consent of L.E.K. Consulting LLC